                                                                    EXHIBIT 4.10

           AMENDED AND RESTATED REGISTRATION AND SHAREHOLDERS RIGHTS
                                   AGREEMENT

                         DATED AS OF SEPTEMBER 15, 2000


                                     AMONG


                      AMERICAN PSYCH SYSTEMS HOLDINGS, INC.


                             A DELAWARE CORPORATION


                                      AND


                      THE HOLDERS OF REGISTRABLE SECURITIES


                               REFERRED TO HEREIN










                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

      AMENDED AND RESTATED REGISTRATION AND SHAREHOLDERS RIGHTS AGREEMENT

       Amended and Restated Registration and Shareholders Rights Agreement (this "Agreement") dated as of September 15, 2000 among American Psych
Systems Holdings, Inc., a Delaware corporation formerly known as American Psych Systems, Inc. (the "Company") and Canpartners Investments IV, LLC, a California limited liability company ("Canyon"), Nazem & Company IV, L.P., and Transatlantic Venture Partners, C.V. (collectively the "Holders") and the certain other holders of securities of the Company who are signatories hereto.

                                    RECITALS

      WHEREAS, pursuant to that certain Note Purchase Agreement and Warrant Agreement dated September 26, 1997 (the "1997 Note Purchase Agreement"), by and between the Company and the Holders, the Holders received warrants to acquire shares of Common Stock from the Company (the "Warrants");

      WHEREAS, pursuant to that certain Registration Rights Agreement dated September 26, 1997, as amended on December 23, 1998 (the "1997 Registration Rights Agreement), by and between the Company and the Holders, the Company agreed to cause the shares so underlying the Warrants to be registered pursuant to the Securities Act;

      WHEREAS, pursuant to the Note and Stock Purchase Agreement dated as of September 15, 2000 by and among Psych Systems Holdings, Inc., a Delaware corporation ("Issuer"), Canyon and the Guarantors from time to time party thereto (the "2000 Note and Stock Purchase Agreement"), Canyon, as Purchaser shall receive shares of Common Stock from the Company (the "Shares");

      WHEREAS, pursuant to that certain Warrant dated as of December 23, 1998 in favor of NationsCredit Commercial Corporation ("Bank of America") (the "Bank of America Warrant Agreement") and that certain Warrantholders Rights Agreement dated as of December 23, 1998, the Company and certain signatories thereto, including Bank of America (together with the Bank of America Warrant Agreement, the "1998 Warrantholders Agreements"), Bank of America received registration rights to cause shares underlying the warrants held by it (the "Bank of America Warrants") to be registered pursuant to the Securities Act;

      WHEREAS, some of the Warrants granted in the 1997 Note Purchase Agreement have been exercised;

      WHEREAS, the terms of the Bank of America Warrant Agreement have been amended as of the date hereof; and

      WHEREAS, the parties hereto hereby desire to fully amend and restate in full the 1997 Registration Rights Agreement and the Company's obligations to cause the registration of

                                                                (EXECUTION COPY]

the Registrable Securities pursuant to the Securities Act and to add thereto Canyon's rights to have the Shares registered hereunder;

      NOW, THEREFORE, in consideration of the agreement by Canyon to provide the benefits under the 2000 Note and Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. REPRESENTATIONS WARRANTIES AGREEMENTS AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants, agrees and covenants as follows:

            1.1. The Company represents and warrants to the Holders that it has the requisite power and authority to execute, deliver and carry out this Agreement, that it has taken all necessary action to approve this Agreement and to authorize the execution, delivery and performance of this Agreement, and that this Agreement has been duly and properly executed and delivered by the Company and constitutes the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms.

            1.2. The Company represents, warrants and covenants that as of the date hereof it has not granted, nor shall it grant for the term of this Agreement, to any person, (except to Bank of America and then only pursuant to the terms of the 1998 Warrantholders Agreements, as amended on the date hereof) any registration rights with respect to the securities of the Company in terms as or more favorable than those granted to the Holders. The Company further represents and warrants that the registration rights granted to Bank of America are as set forth in the 1998 Warrantholders Agreements, and covenants that it shall not amend the 1998 Warrantholders Agreements, in any way that would grant registration and other rights as or more favorable than those granted to the Holders herein, without the consent of a Majority of the Holders (as defined in this Agreement).

            1.3. The Company has not prior to the date hereof granted, or has secured the written waiver and amendment thereof (including with respect to the rights granted under the 1998 Warrantholders Agreements), and shall not hereafter grant to any Person (other than a Holder of Registrable Securities hereunder) any registration rights with respect to securities of the Company, or enter into any agreement, that would (i) entitle the holder thereof (excluding Bank of America) to have securities owned by it included in a Demand Registration prior to the rights granted hereunder or (ii) be otherwise inconsistent with the terms of this Agreement.

            1.4. The Company and Bank of America have added the following
Section 5.6 to the Bank of America Warrant Agreement:

      "NO REDEMPTION WHILE CERTAIN AMOUNTS OUTSTANDING. Notwithstanding anything to the contrary in Section 5 hereof, no redemption or payment can be made by the Company under Section 5 prior to payment in full of all amounts outstanding under the Credit Agreement, as well as payment in full of all amounts outstanding


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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

      under the Note and Stock Purchase Agreement dated as of September 15, 2000 (the "Note Purchase Agreement") among the Company, the Borrower and CanPartners Investments IV, LLC (other than any payments that may be due with respect to any capital securities of the Company issued pursuant to the Note Purchase Agreement). The Agent and the Lenders (each as defined in the Credit Agreement) and the Purchasers (as defined in the Note Purchase Agreement) are intended third party beneficiaries of this Section
      5.6. This Section 5.6 cannot be modified without the consent of the requisite Lenders (under the Credit Agreement) and the Purchasers holding a majority in interest in the Notes (each as defined in the Note Purchase Agreement), until the loans under the Credit Agreement and under the Note Purchase Agreement have been paid in full."

            Section 2. DEFINITIONS AND USAGE.

                    As used in this Agreement:

                    2.1. DEFINITIONS.

                    AFFILIATE shall mean, with respect to any Person, any of
(i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and (iii) any other Person that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

                    AGENT. "Agent" means the principal placement agent on an agented placement of Registrable Securities.

                    COMMISSION. "Commission" shall mean the Securities and Exchange Commission.

                    COMMON STOCK. "Common Stock" shall mean (i) the Voting Common Stock or the Non-Voting Common Stock, or both, as the context may require, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

                    CONTINUOUSLY EFFECTIVE. "Continuously Effective," with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive


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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.

                     DEMAND REGISTRATION. "Demand Registration" shall have the meaning set forth in SECTION 3.1(i).

                     DEMANDING HOLDERS. "Demanding Holders" shall have the meaning set forth in SECTION 3.1(il.

                     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

                     HOLDERS. "Holders" shall mean Canpartners Investments IV, LLC, Nazem & Company IV, L.P. and Transatlantic Venture Partners C.V., and Transferees of such Persons' Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with SECTION 9 at such times as such Persons shall have beneficial or record ownership of Registrable Securities. The Shares, Warrant Shares and Warrants held by each Holder on the date hereof are listed on Schedule I hereto.

                     INITIAL PUBLIC OFFERING. "Initial Public Offering" means first offering of shares of Common Stock registered pursuant to the Securities Act.

                     MAJORITY OF THE HOLDERS. A "Majority of the Holders" means those Holders holding at any time a majority of the Registrable Securities and Transferees of such Persons' Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with SECTION 9, at such times as such Persons shall have beneficial or record ownership of Registrable Securities.

                     1997 NOTE PURCHASE AGREEMENT. "1997 Note Purchase Agreement" and "2000 NOTE AND STOCK PURCHASE AGREEMENT" shall have the meanings given to each in the RECITALS.

                     NON-VOTING COMMON STOCK. "Non-Voting Common Stock" shall mean the Class B common stock, par value $.001 per share, of the Company.

                     PERSON. "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                     PIGGYBACK REGISTRATION. "Piggyback Registration" shall have the meaning set forth in SECTION 4.

                     PUBLIC SALE. "Public Sale" shall mean any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

                     REGISTER, REGISTERED AND REGISTRATION. "Register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document or other securities

                     REGISTRABLE SECURITIES. "Registrable Securities" shall mean, subject to SECTION 9: (i) the Shares or Warrant Shares owned by Holders on the date hereof, and owned by a Holder on the date of determination, (ii) the Warrants, (iii) any securities issued as a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, such Registrable Securities; and (iii) any securities issued in exchange for Registrable Securities in any sale, exchange, merger or reorganization of the Company; PROVIDED, HOWEVER, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, subscription or otherwise), whether or not such acquisition has actually been effected.

                     REGISTRABLE SECURITIES THEN OUTSTANDING. "Registrable Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

                     REGISTRATION EXPENSES. "Registration Expenses" shall have the meaning set forth in SECTION 7.1.

                     RESTRICTED SECURITIES. "Restricted Securities" shall mean the shares of Common Stock held or to be held by a Stockholder that have not been acquired in a Public Sale, and any securities obtained upon exchange for or upon conversion or transfer of or as a distribution on such shares; PROVIDED that particular securities shall cease to be Restricted Securities when such securities shall have (x) been disposed of pursuant to a Public Sale, (y) been otherwise transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (z) ceased to be outstanding.

                     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                     SELLING HOLDERS. "Selling Holders" shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

                     SHARES. "Shares" shall mean the shares of Common Stock acquired in transactions contemplated in the 2000 Note and Stock Purchase Agreement; provided that any



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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

such securities shall cease to be Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

                     STOCKHOLDER. "Stockholder" shall mean the persons identified on the signature pages hereto, and such other stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof.

                     TRANSFER. "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); PROVIDED HOWEVER, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

                     UNDERWRITERS' REPRESENTATIVE. "Underwriters' Representative shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

                     VIOLATION. "Violation" shall have the meaning set forth in
SECTION 8.1.

                     VOTING COMMON STOCK. "Voting Common Stock" shall mean the Class A common stock, par value $.001 per share, of the Company.

                     WARRANT SHARES. "Warrant Shares" shall mean (i) any shares of Common Stock or other securities issued upon the exercise of any Warrants and
(ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; PROVIDED that any of such securities shall cease to be Warrant Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

                     WARRANTS. "Warrants" shall mean any of the Warrants issued pursuant to the Warrant Agreement dated as of September 26, 1997 by and between the Company and the Holders, as such Warrants may be transferred or otherwise assigned, but only to the extent not theretofore exercised, redeemed or expired in accordance with their respective terms.

                     2.2.  USAGE.

                     (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

                     (ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in



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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Holder in a fiduciary capacity for customers of such Person.

                     (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

                     (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

                     (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

                     (vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

                     (vii) The term "hereof' and similar terms refer to this Agreement as a whole.

                     (viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with SECTION 15.

                 Section 3. DEMAND REGISTRATION.

                        3.1.

                        (i) If at any time after the Company completes an Initial Public Offering, the Holders of at least 30% of the Registrable Securities make a written request to the Company (the "Demanding Holders"), the Company shall cause there to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "Demand Registration"), and each Demanding Holder shall be entitled to have included therein (subject to SECTION 3.6) all or such number of such Demanding Holder's Registrable Securities, as the Demanding Holder shall request in writing. Any request made pursuant to this SECTION 3.1 shall be addressed to the attention of the Secretary of the Company, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this SECTION 3.1(i).

                        (ii) Whenever the Company shall have received a demand pursuant to Section 3.1) to effect the registration of any Registrable Securities, the Company shall promptly give written notice of such proposed registration to all Holders. Any Holder may, within twenty (20) days after receipt of such notice, request in writing that all of such Holder's. Registrable Securities, or any portion thereof designated by such Holder, be included in the registration.

                        (iii) Subject to SECTION 3.6, in connection with an underwritten offering, the Company and, with the approval of the Company, other holders of Common Stock (other



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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

than Holders) shall be given the opportunity to include shares of Common Stock in such offering ("Other Included Shares").

                        3.2. Following receipt of a request for a Demand Registration, the Company shall:

                        (i) File the registration statement with the Commission as promptly as practicable, and shall use the Company's best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

                        (ii) Use the Company's best efforts to keep the Demand Registration Statement Continuously Effective for up to two hundred seventy
(270) days or until such earlier date as of which all the Registrable Securities under the Demand Registration Statement shall have been disposed of in the manner described in the Registration Statement, or such earlier time as the Company would not have any obligation to include the Registrable Securities that have not been disposed of in the manner described in the Registration Statement in a registration pursuant to SECTION 3 or SECTION 4 pursuant to the definition of "Registrable Securities." Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this SECTION 3 is suspended the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

                        3.3. The Company shall be obligated to effect no more than a total of three Demand Registrations, only two of which need be on Form S-1 or its equivalent. For purposes of the preceding sentence, the registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders. If the Company shall have complied with its obligations under this Agreement, a right to a Demand Registration pursuant to this Section 3 shall be deemed to have been satisfied upon the earlier of (i) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (ii) the date as of which such Demand Registration shall have been Continuously Effective for a period of two hundred seventy (270) days. Any Demand Registration Statement which, after filing with the Commission is withdrawn by the Holders, shall be deemed to have been effective in determining the number of Demand Registrations the Company is obligated to effect hereunder.

                        3.4. A registration pursuant to this SECTION 3 shall he on such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Demanding Holders and (ii) permit the disposition of the



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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to SECTION 3.1(i).

                        3.5. If any registration pursuant to SECTION 3 involves an underwritten offering (whether on a "firm," "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, the Demanding Holders, shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering; provide , however, that each Person so selected shall be reasonably acceptable to the Company.

                        3.6. Whenever the Company shall effect a registration pursuant to this SECTION 3 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities: if the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Holders or others) exceeds the amount which can be sold in such offering within a price range acceptable to the Demanding Holders, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range; first for the account of the Demanding Holders, second by all other Selling Holders on a pro rata basis and third by the Company and other holders with respect to the Other Included Shares.

                  Section 4. PIGGYBACK REGISTRATION.

                        4.1. If at any time the Company proposes to register (including for this purpose a registration effected by the Company for holders of the Company's securities other than the Holders) securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any comparable or replacement or successor forms), the Company shall promptly give each Holder of Registrable Securities written notice of such registration (a "Piggyback Registration"). Upon the written request of each Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered; PROVIDED, HOWEVER, that such right of inclusion shall not apply to the registration statement for the Initial Public Offering unless the Underwriters' Representative or Agent expressly consents thereto or unless Bank of America is allowed to sell in the Initial Public Offering. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this SECTION 4 without any obligation or liability to any Holder.

                        4.2. If the Underwriters' Representative or Agent shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: first, all securities proposed to be sold by the Company for its own account and, if applicable, all securities proposed to be sold by such holders other



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                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

than the Holders for which such registration is made, in accordance with the agreement between the Company and such holders; second, the Registrable Securities requested to be included in such registration by Holders pursuant to this SECTION 4 and the Registrable Securities (as such term is defined in the 1998 Warrantholders Agreements) requested to be included in such registration, pro rata based on the estimated gross proceeds from the sale thereof; third, all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this SECTION 4, pro rata based on the estimated gross proceeds from the sale thereof; and fourth, all other securities requested to be included in such registration.

                        4.3. Each Holder shall be entitled to have its Registrable Securities included in an unlimited number of Piggyback Registrations pursuant to this SECTION 4.

                        4.4. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to SECTION 3 or pursuant to this SECTION 4, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, S-8 or any equivalent or successor forms thereto), whether on its own behalf or at the request of any holder or holders of such securities, until a period of 180 days has elapsed from the effective date of such a previous registration, or, if such registration was for an underwritten offering, such shorter period of days as the Underwriter's Representative or Agent shall have given its consent.

                        4.5. The Company shall have no obligation under SECTIONS 3 and 4 to register any Registrable Securities of a Holder if the Company shall deliver to the Holders requesting such registration an opinion of counsel reasonably satisfactory to such Holders and its counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for any sales or dispositions of such shares within the period set forth in Rule 144(e), currently three (3) months.

                  Section 5. REGISTRATION PROCEDURES. Whenever required under
SECTION 3 or SECTION 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

                        5.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders (selected by the Demanding Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to



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                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

control or contest disclosure if the applicable Selling Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto.

            5.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to SECTION 6.2. The Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period after its effective date during which the Demand Registration is to be kept Continuously Effective by the Company pursuant to
SECTION 3.3(ii), and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Securities such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Pending such amendment or supplement each such Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such Securities from registered status.

            5.3. Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

            5.4. Use the Company's best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Demanding Holders) and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition


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                                                   REGISTRATION RIGHTS AGREEMENT
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thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            5.5. In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Demanding Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

            5.6. Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            5.7. Make generally available to the Holders copies of all periodic reports, proxy statements, and other information referred to in SECTION 13.1 and an earnings statement satisfying the provisions of Section 11 (a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

            5.8. Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; PROVIDED, HOWEVER, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

            5.9. Use the Company's best efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Demanding Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be


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                                                   REGISTRATION RIGHTS AGREEMENT
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                                                                [EXECUTION COPY]

subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

            5.10. Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

            5.11. Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

            5.12. Use the Company's reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.

            5.13. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

      Section 6. SELLING HOLDERS' OBLIGATIONS. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

            6.1. Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration.

            6.2. Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Demanding Holders (in the case of a registration under SECTION 3), or the Company and the Selling Holders (in the case of a registration under SECTION 4).

      Section 7. EXPENSES OF REGISTRATION. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

            7.1. With respect to each Demand Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of


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                                                   REGISTRATION RIGHTS AGREEMENT
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                                                                [EXECUTION COPY]

Registrable Securities with respect to such Demand Registration for each Selling Holder (which right may be assigned to any Person to whom Registrable Securities are Transferred as permitted by SECTION 9), including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel for the Selling Holders of Registrable Securities (selected by Demanding Holders owning a majority of the Registrable Securities owned by Demanding Holders to be included in a Demand Registration) (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders), PROVIDED that, in addition, the Company shall pay all Registration Expenses in connection with any Demand Registration pursuant to which less than fifty percent (50%) of the Registrable Securities requested to be registered by such Holders are registered, but no such registration shall be counted as a Demand Registration for purposes of Section 3.3.

            7.2. The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to SECTION 4 for each Selling Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by SECTIONS 9), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders of Registrable Securities).

            7.3. Any failure of the Company to pay any Registration Expenses as required by this SECTION 7 shall not relieve the Company of its obligations under this Agreement.

      Section 8. INDEMNIFICATION; CONTRIBUTION. If any Registrable Securities are included in a registration statement under this Agreement:

            8.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, employee, agent and consultant of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

            (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;


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                                                   REGISTRATION RIGHTS AGREEMENT
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                                                                [EXECUTION COPY]

            (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

            (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

PROVIDED, HOWEVER, that the indemnification required by this SECTION 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; PROVIDED, FURTHER, that the indemnity agreement contained in this SECTION 8 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

            8.2. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; PROVIDED, HOWEVER, (x) that the indemnification required by this
SECTION 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, which consent shall not be unreasonably withheld and (y) in no event shall the


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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

amount of any indemnity under this Section 8.2 exceed the net proceeds from the applicable offering received by such Selling Holder.

            8.3. Promptly after receipt by an indemnified party under this
SECTION 8 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this SECTION 8, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 8 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this SECTION 8. Any reasonable fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified


                                          17
                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

            8.4: If the indemnification required by this SECTION 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
SECTION 8:

            (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 8.1 and SECTION 8.2, any legal or other fees or expenses reasonably incurred by such party. in connection with any investigation or proceeding.

            (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in SECTION 8.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            8.5. If indemnification is available under this SECTION 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this SECTION 8 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in SECTION 8.4.

            8.6. The obligations of the Company and the Selling Holders of Registrable Securities under this SECTION 8 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

      Section 9. TRANSFER OF REGISTRATION RIGHTS AND REGISTRABLE SECURITIES. Rights with respect to Registrable Securities may be Transferred as follows: (i) the rights of a Holder to require a Demand Registration pursuant to SECTION 3 may be Transferred to any Person in connection with the Transfer to such Person by such Holder of at least 10,000 shares or share equivalents of Registrable Securities, and (ii) the rights of a Holder to require a Piggyback


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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

Registration pursuant to SECTION 4 may be Transferred by such Holder to any Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if (x) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of EXHIBIT A, and (y) the Transferor shall have delivered to the Secretary of the Company, not later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.

      Section 10. TAG-ALONG RIGHTS

            10.1. OFFER TO HOLDERS. If any Stockholder or any of its Affiliates (any such Person for purposes of this Section 10, the "Transferor") wishes to transfer its shares of Common Stock or any portion thereof to any Person (the "Transferee"), the Transferor shall first give to the Company and each Holder (pursuant to a list provided by the Company) a written notice (a "Transfer Notice"), executed by it and the Transferee and containing (i).the number of shares of Common Stock that the Transferee proposed to acquire from the Transferor, (ii) the name and address of the Transferee, (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer, (iv) an estimate, in the Transferor's reasonable judgment, of the fair market value of any non-cash consideration offered by the Transferee and (v) an offer by the Transferee or Transferor to purchase, upon the purchase by the Transferee of any shares of Common Stock owned by the Transferor and for the same per share consideration, that number of shares of Registrable Securities (or if such number is not an integral number, the next integral number which is greater than such number) of each Holder which shall be the product of (x) the aggregate number of shares of Registrable Securities either then owned, or issuable upon exercise of Warrants then owned, by such Holder and
(y) a fraction, the numerator of which shall be the number of shares of Common Stock indicated in the Transfer Notice as subject to purchase by the Transferee and the denominator of which shall be the sum of (A) the total number of shares of Common Stock then owned by the Transferor and its Affiliates plus (B) the total number of shares of Registrable Securities either then owned, or issuable upon exercise of Warrants then owned, by each Holder. Each Holder shall have the right, for a period of 20 days after the Transfer Notice is given, to accept such offer in whole or in part, exercisable by delivering a written notice to the Transferor and the Company within such 20-day period, stating therein the number of shares of Common Stock (which may be the number of shares set forth in the offer by the Transferor or Transferee, as the case may be, or a portion thereof) to be sold by such Holder to the Transferor or Transferee, as the case may be. Prior to the earlier of (x) the end of such 20-day period or (y) the acceptance or rejection by each Holder of the Transferee's or Transferor's offer, as the case may be, neither the Transferor nor its Affiliates will complete any sale of shares of Common Stock to the Transferee. Thereafter, for a period of 60 days after the prohibition under the preceding sentence shall have terminated, the Transferor may sell to the Transferee for the consideration stated and on the terms set forth in the Transfer Notice the shares of Common Stock stated in the Transfer Notice as subject to purchase by the Transferee, PROVIDED that the Transferor or Transferee, as the case may be, shall simultaneously purchase the number of shares of Common Stock as calculated above from those Holders who have accepted the Transferor's or Transferee's offer, as the case may be. The


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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

provisions of this Section 10.1 shall not apply to transfers between the Transferor and any of its Affiliates or between Affiliates of the Transferor, provided that such Affiliates execute such agreements as the Holders may reasonably request agreeing to be bound by the provisions hereof. Any purported transfer by a Stockholder of shares of Common Stock without compliance with the applicable provisions of this Section 10.1 shall be void and of no effect and the transferee shall have no rights as a Stockholder. In the event of any such non-complying transfer, the Company shall not transfer such shares of Common Stock on its books or recognize the purported transferee as a shareholder until all applicable provisions of this Section 10.1 have been complied with.

            10.2. LEGEND ON CERTIFICATES.

            (a) The Company shall use its best efforts to cause each stock certificate representing shares of Common Stock subject to the restrictions of
Section 10.1 within 10 days of the date hereof to be stamped or otherwise imprinted with a legend in substantially the following form (and Canyon shall be provided with evidence of the foregoing):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TAG-ALONG RIGHTS HELD BY CERTAIN SHAREHOLDERS OF THE COMPANY, PURSUANT TO AN AMENDED AND RESTATED REGISTRATION AND SHAREHOLDERS RIGHTS AGREEMENT DATED AS OF SEPTEMBER 15, 2000 AMONG AMERICAN PSYCH SYSTEMS HOLDINGS, INC., AND THE STOCKHOLDERS AND OTHER PARTIES THEREOF, COPIES OF WHICH ARE ON FILE WITH AMERICAN PSYCH SYSTEMS HOLDINGS, INC.

            (b) Unless otherwise expressly provided herein, each certificate for Restricted Securities and each certificate issued in exchange for or upon transfer of any thereof held by the Stockholders shall be stamped or otherwise imprinted with a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AMENDED AND RESTATED REGISTRATION AND SHAREHOLDERS RIGHTS AGREEMENT DATED AS OF SEPTEMBER 15, 2000 AMONG AMERICAN PSYCH SYSTEMS HOLDINGS, INC., AND THE STOCKHOLDERS AND OTHER PARTIES THEREOF, COPIES OF WHICH ARE ON FILE WITH AMERICAN PSYCH SYSTEMS HOLDINGS, INC.

            (c) Any other provision of this Agreement to the contrary notwithstanding, no transfer of any Restricted Securities of a Stockholder other than pursuant to a Public Sale may be


                                          20
                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

made to any Person unless such Person shall have agreed in writing that such Person, as a holder of Restricted Securities, and the Restricted Securities it acquires, shall be bound by and be entitled to the benefits of all the provisions of this Agreement applicable to such Restricted Securities (and upon such agreement such Persons shall be entitled to such benefits). Any purported transfer of Restricted Securities without compliance with the applicable provisions of this Agreement shall be void and of no effect, and the purported transferee shall have no rights as a Warrantholder or Stockholder (as applicable) or under this Agreement. In the event of such non-complying transfer, the Company shall not transfer any such Restricted Securities on its books or recognize the purported transferee as a shareholder or warrantholder, as the case may be, for any purpose, until all applicable provisions of this Agreement have been complied with.

            10.3. PERMITTED TRANSFERS. The restrictions on transfer provided in this Section 10 shall not be applicable to (i) any transfer in compliance with federal and all applicable state securities laws to an Affiliate of the holder of Restricted Securities, from an Affiliate of such holder to such holder or between Affiliates of such holder (if any such Affiliate to whom shares of Restricted Securities have been transferred by a holder thereof ceases to be an Affiliate of such holder of Restricted Securities, such Restricted Securities shall immediately be transferred back to the transferor thereof), (ii) any transfer upon the death of any holder of Restricted Securities to such holder's executors, administrators or testamentary trustees or (iii) any transfer to a trust the beneficiaries of which include only the holder of such Restricted Securities or such holder's spouse, parents, siblings or descendants (any transferee referred to in (i), (ii) or (iii) above being referred to herein as a "Permitted Transferee"); PROVIDED that no such transfer shall be made to any Permitted Transferee unless such Permitted Transferee shall have agreed in writing that such Permitted Transferee, as a Stockholder (as the case may be), and the shares of Common Stock it acquires, shall be bound by all the provisions of this Agreement applicable to Common Stock.

      Section 11. REDEMPTION OF WARRANTS

            11.1. MANDATORY OFFER TO REDEEM BANK OF AMERICA WARRANTS. The Company has granted Bank of America the right to cause the Company to redeem the Bank of America Warrants pursuant to Article 5 of the Bank of America Warrant Agreement. The Company represents and warrants that it has not granted any other similar redemption rights to any other Person. The Company covenants that it shall not grant any other redemption rights to common stock, warrants or other equity securities to any other Person with respect to the Company's securities unless the Company makes such rights available to each of the Holders on terms at least as favorable as those offered to such other Person.

            11.2. NOTICES. The Company shall give notice to each of the Holders of any event which may allow the exercise of the Redemption Rights under the Bank of America Warrant Agreement, and notifying each Holder of its rights under this Section 11.

            11.3. NO REDEMPTION WHILE CERTAIN AMOUNTS OUTSTANDING. No redemption or payment can be made by the Company under Section 5 of the Bank of America Warrant Agreement prior to payment in full of all amounts outstanding under the 2000 Note and


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                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

Stock Purchase Agreement (other than any payments that may be due with respect to any capital securities of the Company issued pursuant to the 2000 Note and Stock Purchase Agreement). The Purchasers (as defined in the 2000 Note and Stock Purchase Agreement) are intended third party beneficiaries of this Section 11.3. This Section 11.3 cannot be modified without the consent of the Purchasers holding a majority in interest in the Notes (each as defined in the 2000 Note and Stock Purchase Agreement), until the loans under the 2000 Note and Stock Purchase Agreement have been paid in full.

      Section 12. HOLDBACK. Each Holder entitled pursuant to this Agreement to have Registrable Securities included in a registration statement prepared pursuant to this Agreement, if so requested by the Underwriters' Representative or Agent in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the ten (10) business days prior to, and during such period as the Underwriter's Representative or Agent may request, not to exceed a period of ninety (90) days, beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, PROVIDED that such Holder is timely notified of such effective date in writing by the Company or such Underwriters' Representative or Agent and provided further that all officers and directors of the Company, other holders of Common Shares and warrants representing five-percent (5%) or more of the Company's Common Stock, and Bank of America as to any securities of the Company held by such Person, and all other persons with registration rights (whether or not pursuant to this Agreement) agree to similar restrictions and comply therewith (and if such persons are thereafter released, the Holders shall similarly be released). In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.

      Section 13. COVENANTS OF THE COMPANY. The Company hereby covenants to the Holders as follows:

            13.1. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

            (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public and so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

            (ii) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as


                                          22
                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

            (iii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (iv) furnish to any Holder, so long as accurate and so long as the Holder owns any Registrable Securities, forthwith upon request (a) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information or opinions as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

            13.2. (i) The Company shall not, and shall not permit its majority owned subsidiaries to, effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the ten (10) business days prior to, and during the 180 day period beginning on, the commencement of a public distribution of the Registrable Securities pursuant to any registration pursuant to this Agreement (other than by the Company pursuant to such registration).

            (ii) Any agreement entered into after the date of this Agreement pursuant to which the Company or any of its majority owned subsidiaries issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities (other than (x) shares of Common Stock pursuant to a stock incentive, stock option, stock bonus, stock subscription or other employee benefit plan of the Company approved by its Board of Directors, and (y) securities issued to Persons in exchange for ownership interests in any Person in connection with a business combination in which the Company or any of its majority owned subsidiaries is a party) shall contain a provision whereby holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in SECTION 12, in each case including a sale pursuant to Rule 144 under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).

            13.3. The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders of


                                          23
                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

      Section 14. AMENDMENT, MODIFICATION AND WAIVERS; FURTHER ASSURANCES.

            (i) This Agreement may be amended with the consent of the Company and the Holders, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Holders owning Registrable Securities possessing a Majority of the Registrable Securities then outstanding to such amendment, action or omission to act.

            (ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

            (iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

      Section 15. ASSIGNMENT; BENEFIT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; PROVIDED, HOWEVER, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may Transfer its rights with respect to requiring Demand Registrations and Piggyback Registrations hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by SECTION 9.

      Section 16. MISCELLANEOUS.

            16.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

            16.2. NOTICES. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified,


                                          24
                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified on
SCHEDULE I to this Agreement or in the relevant agreement in the form of EXHIBIT A whereby such party became bound by the provisions of this Agreement. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

            16.3. ENTIRE AGREEMENT; INTEGRATION. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

            16.4. INJUNCTIVE RELIEF. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

            16.5. SECTION HEADINGS. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

            16.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

            16.7. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

            16.8. FILING. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the transfer agent for the Common Stock of the Company.

            16.9. TERMINATION. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than SECTION 8 hereof) shall terminate in its entirety at the earlier of (i) such date as there shall be no Registrable Securities outstanding or (ii) the eighth anniversary of the date hereof, PROVIDED that any shares of Common Stock previously subject to


                                          25
                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

            16.10. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

            16.11. NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


                                       26
                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT

                                                                [EXECUTION COPY]

                             AGREEMENT TO BE BOUND

                      BY THE REGISTRATION RIGHTS AGREEMENT

            The undersigned, being the transferee of ___________ shares of the common stock, $.001 par value per share [or describe other capital stock received in exchange for such common stock] (the "Registrable Securities"), of American Psych Systems Holdings, Inc., a Delaware corporation (the "Company"), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities is governed by the Amended and Restated Registration and Shareholders Rights Agreement dated as of September 15, 2000 among the Company and the Holders referred to therein (the "Agreement"), and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.

            Agreed to this __ day of ____________________, ____________________.



                                               ---------------------------------

                                                                               *
                                               ---------------------------------

                                                                               *
                                               ---------------------------------

*Include address for notices.

                                                                [EXECUTION COPY]

                                   SCHEDULE I

                        TO REGISTRATION RIGHTS AGREEMENT

HOLDER:                                   SHARES, WARRANT SHARES AND WARRANTS
--------------------------------------------------------------------------------
CANPARTNERS INVESTMENTS IV, LLC           750,000 Shares
                                          1,183,928 Warrant Shares
Address:
     c/o Canyon Partners Incorporated
     9665 Wilshire Boulevard, Suite 200
     Beverly Hills, California 90212
     Attn: Scott A. Imbach
     Telecopy: 310/247-2701
--------------------------------------------------------------------------------
NAZEM & Company IV, L.P.                  38,691 Warrants

Address:
     645 Madison Avenue, 12th Floor
     New York, New York 10022
     Attention: Phil Barak
--------------------------------------------------------------------------------
TRANSATLANTIC VENTURE PARTNERS, C.V.      77,381 Warrants

Address:
     645 Madison Avenue, 12th Floor
     New York, New York 10022
     Attention: Phil Barak
--------------------------------------------------------------------------------

                                                                [EXECUTION COPY]

            IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first written above.

                                        THE COMPANY:

                                        AMERICAN PSYCH SYSTEMS
                                        HOLDINGS, INC.,
                                        a Delaware corporation


                                        By: /s/ Kenneth A. Kessler, M.D.
                                            -------------------------------
                                            Kenneth A. Kessler, M.D.
                                            President

HOLDERS:

CANPARTNERS INVESTMENTS IV, LLC,        NAZEM & COMPANY IV, L.P.,
a California limited liability company  a Delaware limited partnership

By:  Canpartners Incorporated,          By:  Nazem & Associates IV, L.P.,
     a California corporation,               a Delaware limited partnership,
     its managing member                     its general partner


By:                                     By:  /s/ Philip Barak
     -------------------------               ----------------------------
     Name:                                   Name: Philip Barak
     Title:                                  General Partner


TRANSATLANTIC VENTURE PARTNERS,
C.V.,
a Netherlands Antilles limited partnership


By:  The Banexi-Nazem Transatlantic
     Venture Fund N.V.,
     a Netherlands Antilles corporation,
     its general partner


By:  /s/ Philip Barak
     -------------------------
     Name: Philip Barak
     Authorized Officer


                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT
                             SIGNATURE PAGE l of 2

                                                                [EXECUTION COPY]

THE STOCKHOLDERS:

/s/ Kenneth A. Kessler                  /s/ John Heffner
------------------------------          ---------------------------------
DR. KENNETH A. KESSLER                  JOHN HEFFNER


NAZEM & COMPANY IV, L.P.,               WHEATLEY PARTNERS, L.P.
a Delaware limited partnership


By:  Nazem & Associates IV, L.P.,       By:  /s/ Barry Rubenstein
     a Delaware limited partnership,         ----------------------------
     its General Partner                     Name: Barry Rubenstein
                                             General Partner


By:  /s/ Philip Barak
     -------------------------
     Name: Philip Barak
     General Partner


WOODLAND PARTNERS                       SENECA VENTURES


By:  /s/ Barry Rubenstein               By:  /s/ Barry Rubenstein
     -------------------------               ----------------------------
     Name: Barry Rubenstein                  Name: Barry Rubenstein
     Title: General Partner                  General Partner


WOODLAND VENTURE FUND                   OXFORD HEALTH PLAN, INC.


By:  /s/ Barry Rubenstein               By:  /s/ Jeffrey H. Boyd
     -------------------------               ----------------------------
     Name: Barry Rubenstein                  Name:  Jeffrey H. Boyd
     General Partner                         Title: Executive Vice President


                                                          PSYCH SYSTEMS HOLDINGS
                                                   REGISTRATION RIGHTS AGREEMENT
                             SIGNATURE PAGE 2 of 2